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                                  Exhibit 10.4

                              CONSULTING AGREEMENT

This Agreement is made and entered into this January 21, 1997, by and between Peter W. Gorrie hereinafter called "CONSULTANT", adn Norris Communications, Inc. with offices located at 12725 Stowe Drive, Poway, California 92064 adn hereinafter called "CLIENT".

This Agreement shall expire on July 31, 1997 unless extended by written agreement of the parties.

NOW, THEREFORE, in consideration of the covenants and mutual promises made herein, and for other valuable consideration, CONSULTANT and CLIENT agree as follows:

1. WORK TO BE DONE BY CONSULTANT: CONSULTANT shall perform and CLIENT shall pay for the following work:

         Consulting services to provide interim operational support through period of company reorganization.

         This Agreement shall be part of any purchase order as may be issued by CLIENT.

2. PAYMENT: CLIENT shall pay to CONSULTANT the following amounts on the following dates or at the following intervals (e.g. weekly):

         Payment to be negotiated on a project by project basis. Payments may be made by delivery of common stock, valued as of the date of issuance.

3. SCHEDULE OF COMPLETION: The work shall be performed and completed according to the following schedule:

         Tasks adn dates to be negotiated on a project by project basis.

4. EXPENSES: CLIENT shall reimburse CONSULTANT for all reasonable expenses incurred while performing the work upon the submission of a properly submitted invoice.

5. RELATIONSHIP OF PARTIES: CONSULTANT shall provide services herein as an independent contractor and shall be in sole control of the manner in which the work is performed. CLIENT shall provide CONSULTANT with a work area and any information, documentation adn cooperation necessary to accomplish the aforementioned Tasks.

6. FORCE MAJEURE: The parties shall be excused from performing under this Agreement if prevented from doing so by acts of God or other unforeseen events beyond the control of the parties.

7. WAIVER: Any delay or failure by either party to exercise a right or remedy hereunder shall not be a waiver thereof. All rights and remedies are cumulative and may be exercised separately.

8. ENTIRE AGREEMENT: The terms and conditions herein make up the entire agreement between the parties adn supersede any and all previous agreements, written or oral, relating to the subject herein shall be binding unless in writing, signed by a duly authorized representative of each party. In the event that



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         8.      ENTIRE AGREEMENT:  The terms and conditions herein make up the entire agreement between the parties and supersede any and all previous agreements, written or oral, relating to the subject herein and no agreement to change the terms and conditions contained herein shall be binding unless in writing, signed by a duly authorized representative of each party. In the event that any one or more of the provisions of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remainder of the provisions shall remain in force. This provision shall survive the termination of this Agreement.

         9. LAW: This Agreement is made under and shall be construed according to the laws of the State of California. This provision shall survive the termination of this Agreement.

IN WITNESS THEREOF, the parties, or their duly authorized representatives, have signed and executed this Agreement on the date first written above.


FOR CLIENT:                                     FOR CONSULTANT:

NORRIS COMMUNICATIONS INC.                 /s/ Peter W. Gorrie
                                           -------------------------------------


BY: /s/ Alfred H. Falk, President
   -------------------------------
                          (Title)




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